Exhibit 99.1

DIGITAL REALTY

4Q23 Financial Results

February 2024

Earnings Press Release
and Supplemental Information

4Q
23

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

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Financial Supplement
Table of Contents	Fourth Quarter 2023

Financial Supplement
Corporate Information	Fourth Quarter 2023

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2023, the company’s 309 data centers, including 67 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 39.7 million square feet, excluding approximately 8.5 million square feet of space under active development and 4.1 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 5707 Southwest Parkway, Building 1, Suite 275 Austin, TX 78735 Telephone: (737) 281-0101 Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Edward Jones	Evercore ISI	Green Street Advisors	HSBC	Jefferies	J.P. Morgan	MoffettNathanson
Kyle Sanders	Irvin Liu	David Guarino	Phani Kanumuri	Jonathan Petersen	Richard Choe	Nick Del Deo
(314) 515-0198	(415) 800-0183	(949) 640-8780	+52 (551) 782-7350	(212) 284 1705	(212) 662 6708	(212) 519-0025

Morgan Stanley	Morningstar	Raymond James	RBC Capital Markets	Scotiabank	Stifel	TD Cowen
Simon Flannery	Matthew Dolgin	Frank Louthan	Jonathan Atkin	Maher Yaghi	Erik Rasmussen	Michael Elias
(212) 761-6432	(312) 696-6783	(404) 442-5867	(415) 633-8589	(437) 995-5548	(212) 271-3461	(646) 562-1358

Truist Securities	UBS	Wells Fargo	Wolfe Research
Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

March 4 – 6, 2024	Citi’s 2024 Global Property CEO Conference	Hollywood, FL
March 11 – 13, 2024	32nd Annual Deutsche Bank’s Media Internet Telecom Conference	Palm Beach, FL

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2023

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22
High price	$139.35	$133.39	$114.43	$122.43	$114.86
Low price	$113.94	$112.38	$86.33	$90.72	$85.76
Closing price, end of quarter	$134.58	$121.02	$113.87	$98.31	$100.27
Average daily trading volume (1)	1,932	2,301	3,113	2,232	2,168
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	3.6%	4.0%	4.3%	5.0%	4.9%
Shares and units outstanding, end of quarter (1) (3)	318,057	309,325	305,723	297,761	297,437
Closing market value of shares and units outstanding (4)	$42,804,053	$37,434,562	$34,812,727	$29,272,861	$29,823,997

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of December 31, 2023, the total number of shares and units includes 311,608 shares of common stock, 4,343 common units held by third parties and 2,106 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2023

Shares and Units at End of Quarter	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22
Common shares outstanding	311,608	302,846	299,240	291,299	291,148
Common partnership units outstanding	6,449	6,479	6,483	6,462	6,289
Total Shares and Units	318,057	309,325	305,723	297,761	297,437

Enterprise Value
Market value of common equity (1)	$42,804,053	$37,434,562	$34,812,727	$29,272,861	$29,823,997
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	17,425,908	16,869,776	17,729,452	17,875,511	16,596,803
Total Enterprise Value	$60,984,961	$55,059,338	$53,297,179	$47,903,372	$47,175,800
Total debt / total enterprise value	28.6%	30.6%	33.3%	37.3%	35.2%
Debt-plus-preferred-to-total-enterprise-value	29.8%	32.0%	34.7%	38.9%	36.8%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$34,355,662	$33,267,766	$33,958,096	$33,805,740	$33,035,069
Total Assets	44,113,257	41,932,515	42,388,735	41,953,068	41,484,998
Total Liabilities	23,116,936	21,895,634	22,916,155	22,799,620	21,862,853

Selected Operating Data
Total operating revenues	$1,369,633	$1,402,437	$1,366,267	$1,338,724	$1,233,108
Total operating expenses	1,235,598	1,344,206	1,211,407	1,161,388	1,112,127
Net income	19,884	745,941	115,647	68,839	763
Net income / (loss) available to common stockholders	18,122	723,440	108,003	58,547	(6,093)

Financial Ratios
EBITDA (2)	$572,958	$1,272,048	$667,866	$603,419	$493,244
Adjusted EBITDA (3)	699,509	685,943	696,604	667,804	638,969
Net Debt-to-Adjusted EBITDA (4)	6.2x	6.3x	6.8x	7.1x	6.9x
Interest expense	113,638	110,767	111,116	102,220	86,882
Fixed charges (5)	156,851	150,079	149,181	139,172	121,644
Interest coverage ratio (6)	4.0x	4.3x	4.5x	4.7x	5.3x
Fixed charge coverage ratio (7)	3.8x	4.1x	4.2x	4.4x	4.9x

Profitability Measures
Net income / (loss) per common share - basic	$0.06	$2.40	$0.37	$0.20	($0.02)
Net income / (loss) per common share - diluted	$0.08	$2.33	$0.37	$0.19	($0.02)
Funds from operations (FFO) / diluted share and unit (8)	$1.53	$1.55	$1.52	$1.60	$1.45
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.63	$1.62	$1.68	$1.66	$1.65
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.30	$1.40	$1.59	$1.56	$1.29
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	79.8%	78.6%	80.3%	76.0%	83.9%
Diluted Core FFO payout ratio (8) (11)	75.0%	75.2%	72.6%	73.5%	73.9%
Diluted AFFO payout ratio (9) (12)	93.6%	87.3%	76.7%	78.2%	94.8%

Portfolio Statistics
Buildings (13)	323	326	330	328	329
Data Centers (13)	309	312	316	314	316
Cross-connects (13)(14)	220,000	218,000	216,000	214,000	211,000
Net rentable square feet, excluding development space (13)	39,688	39,542	39,310	38,804	38,156
Occupancy at end of quarter (15)	81.7%	82.8%	82.9%	83.5%	84.7%
Occupied square footage (13)	32,407	32,727	32,603	32,394	32,327
Space under active development (16)	8,470	9,205	8,841	9,243	9,245
Space held for development (17)	4,130	3,937	3,941	3,742	3,351
Weighted average remaining lease term (years) (18)	4.6	4.8	4.9	4.8	4.7
Same-capital occupancy at end of quarter (15) (19)	82.7%	82.7%	82.9%	82.8%	83.3%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2023

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 32. For a reconciliation of net income available to common stockholders to EBITDA, see page 31.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 32. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 31.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated joint venture debt at carrying value, less cash and cash equivalents (including our share of unconsolidated joint venture cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 32. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 32. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 25). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development (see page 28). Excludes buildings held for sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2021, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2023

Digital Realty Reports Fourth Quarter 2023 Results

Austin, TX — February 15, 2024 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions, announced today financial results for the fourth quarter of 2023. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.08 per share in 4Q23, compared to ($0.02) in 4Q22
◾	Reported FFO per share of $1.53 in 4Q23, compared to $1.45 in 4Q22
◾	Reported Core FFO per share of $1.63 in 4Q23, compared to $1.65 in 4Q22
◾	Reported Constant-Currency Core FFO per share of $1.62 in 4Q23 and $6.57 per share for the twelve months ended December 31, 2023
◾	Reported “Same-Capital” cash NOI growth of 9.9% in 4Q23
◾	Reported rental rate increases on renewal leases of 8.2% on a cash basis in 4Q23
◾	Signed total bookings during 4Q23 that are expected to generate $110 million of annualized GAAP rental revenue, including a $39 million contribution from the 0–1 megawatt category and $13 million contribution from interconnection
◾	Introduced 2024 Core FFO per share outlook of $6.60 - $6.75

Financial Results

Digital Realty reported revenues of $1.4 billion in the fourth quarter of 2023, a 2% decrease from the previous quarter and an 11% increase from the same quarter last year.

The company delivered net income of $20 million in the fourth quarter of 2023, and net income available to common stockholders of $18 million, or $0.08 per diluted share, compared to $2.33 per diluted share in the previous quarter and ($0.02) per diluted share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $700 million in the fourth quarter of 2023, a 2% increase from the previous quarter and 9% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $484 million in the fourth quarter of 2023, or $1.53 per share, compared to $1.55 per share in the previous quarter and $1.45 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.63 in the fourth quarter of 2023, compared to $1.62 per share in the previous quarter and $1.65 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.62 for the fourth quarter of 2023 and $6.57 per share for the twelve-month period ended December 31, 2023.

“Our fourth quarter results marked the culmination of a transformative year for Digital Realty. We delivered on our strategic priorities and positioned the company for the growing opportunity that lies ahead,” said Digital Realty President & Chief Executive Officer Andy Power. “During the fourth quarter, we bolstered and diversified our capital sources through the formation of two new development joint ventures, while continuing to evolve our portfolio to capture the tremendous opportunities created by AI.”

Leasing Activity

In the fourth quarter, Digital Realty signed total bookings that are expected to generate $110 million of annualized GAAP rental revenue, including a $39 million contribution from the 0–1 megawatt category and a $13 million contribution from interconnection.

The weighted-average lag between new leases signed during the fourth quarter of 2023 and the contractual commencement date was 16 months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $210 million of annualized rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2023 increased 8.2% on a cash basis and 10.6% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2023

New leases signed during the fourth quarter of 2023 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$13,068	57	$228	4.5	$241
> 1 MW	7,520	66	115	3.9	160
Other (1)	300	5	62	—	—
Total	$20,887	128	$163	8.4	$204

EMEA (2)
0-1 MW	$17,189	87	$198	6.3	$226
> 1 MW	44,669	306	146	25.7	145
Other (1)	49	2	28	—	—
Total	$61,908	395	$157	32.0	$161

Asia Pacific (2)
0-1 MW	$9,225	27	$343	2.8	$273
> 1 MW	4,453	28	158	3.0	124
Other (1)	128	4	30	—	—
Total	$13,806	59	$233	5.8	$196

All Regions (2)
0-1 MW	$39,482	171	$231	13.7	$241
> 1 MW	56,642	400	142	32.6	145
Other (1)	477	11	44	—	—
Total	$96,601	582	$166	46.3	$173

Interconnection	$13,483	N/A	N/A	N/A	N/A

Grand Total	$110,084	582	$166	46.3	$173

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended December 31, 2023.

Investment Activity

During the fourth quarter, Digital Realty signed definitive agreements with Brookfield Infrastructure Partners L.P., Cyxtera Technologies and Digital Core REIT to successfully resolve the relationship with Cyxtera. These agreements were completed in conjunction with Brookfield's announced agreement to acquire Cyxtera, pursuant to its Plan of Reorganization under its Chapter 11 proceedings. As part of the agreements, Brookfield would acquire Digital Realty’s interest in four data centers for approximately $275 million, Digital Realty would redeploy $55 million to buy out Cyxtera’s leases in three Digital Realty data centers in Singapore and Frankfurt, Brookfield would grant Digital Realty a purchase option to acquire a data center outside of London, UK, Brookfield would assume the leases in three data centers previously leased to Cyxtera and Brookfield would amend the leases in these three data centers in New Jersey and Los Angeles, accelerating the expiration date to September 2024. Subsequent to year end, Digital Realty closed on the transactions and exercised its purchase option to acquire the data center outside of London, UK, which is expected to close at the end of the first quarter.

As previously disclosed, in mid-November, Digital Realty and Realty Income Corporation established a joint venture to support the development of two build-to-suit data centers in Northern Virginia. Realty Income initially invested approximately $200 million to acquire an 80% equity interest in the venture, while Digital Realty maintains a 20% interest. Each partner will fund its pro rata share of the remaining development costs for the two facilities. The build-to-suit facilities are 100% pre-leased and are expected to generate a 6.9% initial cash lease yield upon lease commencement in mid-2024.

Also previously disclosed, in December, Digital Realty and Blackstone Inc. announced a $7 billion joint venture to develop four hyperscale data center campuses across Frankfurt, Paris and Northern Virginia. The campuses are planned to support the construction of 10 data centers with approximately 500 megawatts of potential IT load capacity. Blackstone will initially invest approximately $700 million to acquire an 80% equity interest in the joint venture, while Digital Realty maintains a 20% interest. Digital Realty will manage the development and day-to-day operations of the joint venture, for which it will receive customary fees. Subsequent to year end, the first phase of the joint venture closed on hyperscale data center campuses in Paris and Northern Virginia, while the second phase is scheduled to close later this year, upon obtaining the required regulatory approvals.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2023

Additionally, Digital Realty completed the sale of an option maintained on a second parcel of land in Sydney, Australia with an area of 21 acres for approximately AU$29 million or $20 million.

Further during the fourth quarter, Digital Realty exercised its option to purchase approximately 19 acres of land (PAR 8 – 11) in Paris, France for approximately €70 million or $77 million. The parcel of land, previously leased to Digital Realty, is currently under development to support up to 77 megawatts of IT load. Subsequent to year end, Digital Realty closed on PAR 8 – 11.

In addition, during the fourth quarter, Digital Realty closed on the acquisition of approximately three acres adjacent to its existing campus near Athens, Greece for approximately €6 million or $6 million. This land can support the development of an additional data center (ATH5) with up to 15 megawatts of IT load.

Subsequent to year end, GI Partners executed its option to acquire an additional 15% interest in two stabilized hyperscale data center buildings in Chicago, increasing their interest from the 65% interest acquired in the third quarter to 80%. The top-up, completed at the same terms as the initial closing, resulted in approximately $68 million of gross proceeds to Digital Realty.

Balance Sheet

Digital Realty had approximately $17.4 billion of total debt outstanding as of December 31, 2023, comprised of $16.8 billion of unsecured debt and approximately $0.6 billion of secured debt and other. At the end of the fourth quarter of 2023, net debt-to-Adjusted EBITDA was 6.2x, debt-plus-preferred-to-total enterprise value was 29.8% and fixed charge coverage was 3.8x. Pro forma for the completion of the Blackstone development joint ventures announced in December 2023 and the completion of asset sales and the issuance of common stock subsequent to year end, net debt-to-Adjusted EBITDA was 5.8x.

During the quarter, Digital Realty sold 8.7 million shares of its common stock at a weighted average price of $133.21 per share through its ATM program, for net proceeds of approximately $1.1 billion. Subsequent to year end, the company sold 0.6 million shares of its common stock at a weighted average price of $133.43 per share for net proceeds of approximately $84 million.

Subsequent to year end, the company retired $240 million of the $740 million U.S. dollar term loan.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2023

2024 Outlook

Digital Realty introduced its 2024 Core FFO per share and Constant-Currency Core FFO per share outlook of $6.60 - $6.75. The assumptions underlying the outlook are summarized in the following table.

As of
Top-Line and Cost Structure	February 15, 2024
Total revenue	$5.550 - $5.650 billion
Net non-cash rent adjustments (1)	($35 - $40 million)
Adjusted EBITDA	$2.800 - $2.900 billion
G&A	$450 - $460 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%
GAAP basis	6.0% - 8.0%
Year-end portfolio occupancy	+100 - 200 bps
"Same-Capital" cash NOI growth (2)	2.0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30
U.S. Dollar / Euro	$1.05 - $1.10

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1,000 - $1,500 million
Cap rate	6.0% - 8.0%
Development
CapEx (Net of Partner Contributions) (3)	$2,000 - $2,500 million
Average stabilized yields	10.0%+
Enhancements and other non-recurring CapEx (4)	$15 - $20 million
Recurring CapEx + capitalized leasing costs (5)	$260 - $275 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $1,000 million
Pricing	5.0% - 5.5%
Timing	Mid-Year

Net income per diluted share	$1.80 - $1.95
Real estate depreciation and (gain) / loss on sale	$4.40 - $4.40
Funds From Operations / share (NAREIT-Defined)	$6.20 - $6.35
Non-core expenses and revenue streams	$0.40 - $0.40
Core Funds From Operations / share	$6.60 - $6.75
Foreign currency translation adjustments	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.60 - $6.75

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2022 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2023-2024, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Excludes land acquisitions and includes Digital Realty’s share of JV contributions. Figure is net of JV partner contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2023

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on February 15, 2024, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s fourth quarter 2023 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 0216634 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until March 15, 2024. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 4147003. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2023

	Three Months Ended					Twelve Months Ended
	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22
Rental revenues	$885,694	$886,960	$869,298	$870,975	$834,374	$3,512,926	$3,141,488
Tenant reimbursements - Utilities	316,634	335,477	330,416	317,148	247,725	1,299,676	941,891
Tenant reimbursements - Other	46,418	64,876	46,192	40,150	46,045	197,636	199,663
Interconnection & other	106,413	107,305	104,521	101,695	97,286	419,934	379,641
Fee income	14,330	7,819	14,908	7,868	7,508	44,926	24,506
Other	144	—	932	887	168	1,963	4,645
Total Operating Revenues	$1,369,633	$1,402,437	$1,366,267	$1,338,724	$1,233,108	$5,477,061	$4,691,834

Utilities	$366,083	$384,455	$374,934	$346,364	$268,561	$1,471,836	$1,005,070
Rental property operating	237,118	223,089	224,762	224,861	222,430	909,830	820,746
Property taxes	40,161	72,279	46,718	40,424	42,032	199,581	175,631
Insurance	3,794	4,289	4,385	4,355	4,578	16,823	16,114
Depreciation & amortization	420,475	420,613	432,573	421,198	430,130	1,694,859	1,577,933
General & administration	109,235	108,039	105,964	107,766	104,452	431,004	398,669
Severance, equity acceleration and legal expenses	7,565	2,682	3,652	4,155	15,980	18,054	23,498
Transaction and integration expenses	40,226	14,465	17,764	12,267	17,350	84,722	68,766
Provision for impairment	5,363	113,000	—	—	3,000	118,363	3,000
Other expenses	5,580	1,295	655	—	3,615	7,529	12,438
Total Operating Expenses	$1,235,598	$1,344,206	$1,211,407	$1,161,388	$1,112,127	$4,952,600	$4,101,865

Operating Income	$134,035	$58,231	$154,860	$177,335	$120,981	$524,461	$589,969

Equity in earnings / (loss) of unconsolidated joint ventures	(29,955)	(19,793)	5,059	14,897	(28,112)	(29,791)	(13,496)
Gain / (loss) on sale of investments	(103)	810,688	89,946	—	(6)	900,531	176,754
Interest and other income / (expense), net	50,269	24,812	(6,930)	280	(22,894)	68,431	8,918
Interest (expense)	(113,638)	(110,767)	(111,116)	(102,220)	(86,882)	(437,741)	(299,132)
Income tax benefit / (expense)	(20,724)	(17,228)	(16,173)	(21,454)	17,676	(75,579)	(31,551)
Loss from early extinguishment of debt	—	—	—	—	—	—	(51,135)
Net Income	$19,884	$745,941	$115,647	$68,839	$763	$950,311	$380,327

Net income / (loss) attributable to noncontrolling interests	8,419	(12,320)	2,538	(111)	3,326	(1,474)	(2,455)
Net Income Attributable to Digital Realty Trust, Inc.	$28,304	$733,621	$118,185	$68,728	$4,089	$948,838	$377,872

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(40,725)	(40,725)
Net Income / (Loss) Available to Common Stockholders	$18,122	$723,440	$108,003	$58,547	($6,093)	$908,113	$337,147

Weighted-average shares outstanding - basic	305,781	301,827	295,390	291,219	289,365	298,603	286,334
Weighted-average shares outstanding - diluted	314,995	311,341	306,819	303,065	301,712	309,065	297,919
Weighted-average fully diluted shares and units	321,173	317,539	313,021	309,026	307,546	315,113	303,708

Net income / (loss) per share - basic	$0.06	$2.40	$0.37	$0.20	($0.02)	$3.04	$1.18
Net income / (loss) per share - diluted	$0.08	$2.33	$0.37	$0.19	($0.02)	$3.00	$1.13

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2023

	Three Months Ended					Twelve Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22

Net Income / (Loss) Available to Common Stockholders	$18,122	$723,440	$108,003	$58,547	($6,093)	$908,112	$337,147
Adjustments:
Non-controlling interest in operating partnership	410	16,300	2,500	1,500	(586)	20,710	7,914
Real estate related depreciation & amortization (1)	410,167	410,836	424,044	412,192	422,951	1,657,239	1,547,865
Reconciling items related to non-controlling interests	(15,377)	(14,569)	(14,144)	(13,388)	(13,856)	(57,477)	(22,110)
Unconsolidated JV real estate related depreciation & amortization	64,833	43,215	35,386	33,719	33,927	177,153	123,099
(Gain) / loss on real estate transactions	103	(810,688)	(89,946)	(7,825)	572	(908,356)	(177,332)
Provision for impairment	5,363	113,000	—	—	3,000	118,363	3,000
Funds From Operations	$483,621	$481,535	$465,844	$484,745	$439,915	$1,915,745	$1,819,583

Weighted-average shares and units outstanding - basic	311,960	308,024	301,593	297,180	295,199	304,651	292,123
Weighted-average shares and units outstanding - diluted (2)(3)	321,173	317,539	313,021	309,026	307,546	315,113	303,708

Funds From Operations per share - basic	$1.55	$1.56	$1.54	$1.63	$1.49	$6.29	$6.23

Funds From Operations per share - diluted (2)(3)	$1.53	$1.55	$1.52	$1.60	$1.45	$6.20	$6.03

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22

Funds From Operations	$483,621	$481,535	$465,844	$484,745	$439,915	$1,915,745	$1,819,583
Other non-core revenue adjustments	(146)	(27)	27,454	(887)	(3,786)	26,393	8,768
Transaction and integration expenses	40,226	14,465	17,764	12,267	17,350	84,722	68,766
Loss from early extinguishment of debt	—	—	—	—	—	—	51,135
Severance, equity acceleration and legal expenses (4)	7,565	2,682	3,652	4,155	15,980	18,054	23,498
(Gain) / Loss on FX revaluation	(24,804)	451	(7,868)	(6,778)	14,564	(39,000)	(24,694)
Other non-core expense adjustments	1,956	1,295	655	—	3,615	3,905	12,388
Core Funds From Operations	$508,417	$500,402	$507,501	$493,500	$487,638	$2,009,820	$1,959,444

Weighted-average shares and units outstanding - diluted (2)(3)	312,356	308,539	301,806	297,382	295,519	305,138	292,528

Core Funds From Operations per share - diluted (2)	$1.63	$1.62	$1.68	$1.66	$1.65	$6.59	$6.70

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Twelve Months Ended
	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22

Depreciation & amortization per income statement	$420,475	$420,613	$432,573	$421,198	$430,130	$1,694,859	$1,577,933
Non-real estate depreciation	(10,308)	(9,777)	(8,529)	(9,006)	(7,179)	(37,619)	(30,068)
Real Estate Related Depreciation & Amortization	$410,167	$410,836	$424,044	$412,192	$422,951	$1,657,239	$1,547,865

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Twelve Months Ended
	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22
Teraco noncontrolling share of FFO	$7,135	$11,537	$9,645	$11,069	$7,213	$39,386	$11,919
Teraco related minority interest	$7,135	$11,537	$9,645	$11,069	$7,213	$39,386	$11,919

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2023

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22

Core FFO available to common stockholders and unitholders	$508,417	$500,402	$507,501	$493,500	$487,638	$2,009,820	$1,959,444
Adjustments:
Non-real estate depreciation	10,308	9,777	8,529	9,006	7,179	37,619	30,068
Amortization of deferred financing costs	5,744	5,776	5,984	4,072	3,753	21,575	13,987
Amortization of debt discount/premium	973	1,360	1,339	1,301	1,276	4,973	4,829
Non-cash stock-based compensation expense	9,226	14,062	13,893	13,056	16,042	50,238	62,242
Straight-line rental revenue	(21,992)	(14,080)	(16,151)	(16,194)	(29,392)	(68,417)	(83,604)
Straight-line rental expense	(4,999)	1,427	520	(515)	(208)	(3,567)	4,401
Above- and below-market rent amortization	(856)	(1,127)	(1,195)	(1,226)	(762)	(4,404)	(696)
Deferred tax (benefit) / expense	33,448	(8,539)	1,339	(9,795)	(4,885)	16,452	(12,491)
Leasing compensation & internal lease commissions	9,848	12,515	11,611	11,067	9,578	45,040	42,117
Recurring capital expenditures (1)	(142,808)	(90,251)	(53,498)	(40,465)	(109,999)	(327,022)	(266,466)

AFFO available to common stockholders and unitholders (2)	$407,306	$431,322	$479,873	$463,807	$380,220	$1,782,308	$1,753,831

Weighted-average shares and units outstanding - basic	311,960	308,024	301,593	297,180	295,199	304,651	292,123
Weighted-average shares and units outstanding - diluted (3)	312,356	308,539	301,806	297,382	295,519	305,138	292,528

AFFO per share - diluted (3)	$1.30	$1.40	$1.59	$1.56	$1.29	$5.84	$6.00

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$4.88	$4.88

Diluted AFFO Payout Ratio	93.6%	87.3%	76.7%	78.2%	94.8%	83.5%	81.4%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22

Weighted Average Common Stock and Units Outstanding	311,960	308,024	301,593	297,180	295,199	304,651	292,123
Add: Effect of dilutive securities	396	515	213	202	320	487	405
Weighted Avg. Common Stock and Units Outstanding - diluted	312,356	308,539	301,806	297,382	295,519	305,138	292,528

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2023

	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22
Assets
Investments in real estate:
Real estate	$27,306,369	$25,887,031	$27,087,769	$27,052,022	$26,136,057
Construction in progress	4,635,215	5,020,464	4,635,939	4,563,578	4,789,134
Land held for future development	118,190	179,959	193,936	194,564	118,452
Investments in Real Estate	$32,059,773	$31,087,453	$31,917,644	$31,810,164	$31,043,643
Accumulated depreciation and amortization	(7,823,685)	(7,489,193)	(7,739,462)	(7,600,559)	(7,268,981)
Net Investments in Properties	$24,236,089	$23,598,260	$24,178,182	$24,209,605	$23,774,662
Investment in unconsolidated joint ventures	2,295,889	2,180,313	2,040,452	1,995,576	1,991,426
Net Investments in Real Estate	$26,531,977	$25,778,573	$26,218,634	$26,205,180	$25,766,088

Operating lease right-of-use assets,net	$1,414,256	$1,274,410	$1,291,233	$1,317,293	$1,351,329
Cash and cash equivalents	1,625,495	1,062,050	124,519	131,406	141,773
Accounts and other receivables, net (1)	1,278,110	1,325,725	1,158,383	1,070,066	969,292
Deferred rent, net	624,427	586,418	613,796	627,700	601,590
Goodwill	9,239,871	8,998,074	9,148,603	9,199,636	9,208,497
Customer relationship value, deferred leasing costs & other intangibles, net	2,500,237	2,506,198	2,825,596	3,015,291	3,092,627
Assets held for sale	478,503	—	593,892	—	—
Other assets	420,382	401,068	414,078	386,495	353,802
Total Assets	$44,113,257	$41,932,515	$42,388,735	$41,953,068	$41,484,998

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,812,287	$1,698,780	$2,242,258	$2,514,202	$2,150,451
Unsecured term loans, net	1,560,305	1,524,663	1,548,780	1,542,275	797,449
Unsecured senior notes, net of discount	13,422,342	13,072,102	13,383,819	13,258,079	13,120,033
Secured and other debt, net of discount	630,973	574,231	554,594	560,955	528,870
Operating lease liabilities	1,542,094	1,404,510	1,420,239	1,443,994	1,471,044
Accounts payable and other accrued liabilities	2,168,983	2,147,103	2,214,820	1,923,819	1,868,884
Deferred tax liabilities, net	1,151,096	1,088,724	1,128,961	1,164,276	1,192,752
Accrued dividends and distributions	387,988	—	—	—	363,716
Security deposits and prepaid rents	401,867	385,521	417,693	392,021	369,654
Obligations associated with assets held for sale	39,001	—	4,990	—	—
Total Liabilities	$23,116,936	$21,895,634	$22,916,155	$22,799,620	$21,862,853

Redeemable non-controlling interests	1,394,814	1,360,308	1,367,422	1,448,772	1,514,680

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000 shares authorized (5)	3,088	3,002	2,967	2,888	2,887
Additional paid-in capital	24,396,797	23,239,088	22,882,200	22,126,379	22,142,868
Dividends in excess of earnings	(5,262,648)	(4,900,757)	(5,253,915)	(4,995,982)	(4,698,313)
Accumulated other comprehensive (loss), net	(751,393)	(882,996)	(741,484)	(652,486)	(595,798)
Total Stockholders' Equity	$19,117,535	$18,190,026	$17,621,456	$17,212,490	$17,583,334

Noncontrolling Interests
Noncontrolling interest in operating partnership	$438,081	$441,366	$436,099	$444,843	$419,317
Noncontrolling interest in consolidated joint ventures	45,892	45,182	47,603	47,342	104,814

Total Noncontrolling Interests	$483,972	$486,547	$483,702	$492,185	$524,131

Total Equity	$19,601,507	$18,676,573	$18,105,158	$17,704,675	$18,107,465

Total Liabilities and Equity	$44,113,257	$41,932,515	$42,388,735	$41,953,068	$41,484,998

(1)	Net of allowance for doubtful accounts of $41,204 and $33,048 as of December 31, 2023 and December 31, 2022, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of December 31, 2023 and December 31, 2022.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of December 31, 2023 and December 31, 2022.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of December 31, 2023 and December 31, 2022.
(5)	Common Stock: 311,608 and 291,148 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2023

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,102,914
Campus	1,386,483
Other (4)	223,870
Total Cash NOI, Annualized	$2,713,267
less: Partners' share of consolidated JVs	(94,562)
Acquisitions / dispositions / expirations	(60,839)
FY 2024 backlog cash NOI and 4Q23 carry-over (stabilized) (5)	207,045
Total Consolidated Cash NOI, Annualized	$2,764,911

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$241,396

Other Income
Development and Management Fees (net), Annualized	$57,322

Other Assets
Pre-stabilized inventory, at cost (7)	$363,915
Land held for development	118,190
Development CIP (8)	4,635,215
less: Investment associated with FY23 Backlog NOI	(2,028,595)
Cash and cash equivalents	1,625,495
Accounts and other receivables, net	1,278,110
Other assets	420,382
less: Partners' share of consolidated JV assets	(71,674)
Total Other Assets	$6,341,038

Liabilities
Global unsecured revolving credit facilities	$1,825,228
Unsecured term loans	1,567,925
Unsecured senior notes	13,507,426
Secured and other debt	633,319
Accounts payable and other accrued liabilities	2,168,983
Deferred tax liabilities, net	1,151,096
Accrued dividends and distributions	387,988
Security deposits and prepaid rents	401,867
Obligations associated with assets held for sale	39,001
Backlog NOI cost to complete (9)	434,837
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,534,744
less: Partners' share of consolidated JV liabilities	(399,048)
Total Liabilities	$24,008,367

(1)	Backlog and associated financial line items exclude activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 33.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 4Q23 Cash NOI of $2.7 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2024. Excludes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 30.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Excludes Digital Realty’s share of expected cost to complete at unconsolidated joint venture properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2023

	As of December 31, 2023
		Interest Rate
	Interest	Including
	Rate	Swaps	2024	2025	2026	2027	2028	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	4.529%	4.529%	—	—	—	$1,733,058	—	—	$1,733,058
Yen revolving credit facility	0.560%	0.560%	—	—	—	92,170	—	—	92,170
Deferred financing costs, net	—	—	—	—	—	—	—	—	(12,941)
Total Global Unsecured Revolving Credit Facilities	4.328%	4.328%	—	—	—	$1,825,228	—	—	$1,812,287

Unsecured Term Loans
Euro term loan facility	4.815%	4.022%	—	$413,962	—	$413,963	—	—	$827,925
USD term loan facility	6.407%	5.578%	—	—	$740,000	—	—	—	740,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(7,620)
Total Unsecured Term Loans	5.567%	4.756%	—	$413,962	$740,000	$413,963	—	—	$1,560,305

Senior Notes
€600 million 2.625% Notes due 2024	2.625%	2.625%	$662,340	—	—	—	—	—	$662,340
£250 million 2.750% Notes due 2024	2.750%	2.750%	318,275	—	—	—	—	—	318,275
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	$509,240	—	—	—	—	509,240
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	717,535	—	—	—	—	717,535
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	$1,186,693	—	—	—	1,186,693
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	326,826	—	—	—	326,826
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	$178,269	—	—	178,269
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	—	—	1,000,000	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	$551,950	—	551,950
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	—	—	900,000	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	650,000	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	$320,884	320,884
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	445,585	445,585
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	827,925	827,925
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	700,205	700,205
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	551,950	551,950
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,103,900	1,103,900
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	827,925	827,925
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	827,925	827,925
Unamortized discounts	—	—	—	—	—	—	—	—	(33,325)
Deferred financing costs	—	—	—	—	—	—	—	—	(51,759)
Total Senior Notes	2.434%	2.240%	$980,615	$1,226,775	$1,513,519	$1,178,269	$2,101,950	$6,506,299	$13,422,342

Secured Debt
ICN10 Facilities	5.980%	3.614%	—	—	—	—	—	$13,091	$13,091
Westin	3.290%	3.290%	—	—	—	$135,000	—	—	135,000
Teraco Loans	10.665%	9.360%	$321	$584	$39,890	79,183	$293,775	—	413,753
Deferred financing costs	—	—	—	—	—	—	—	—	(2,346)
Total Secured Debt	8.784%	7.768%	$321	$584	$39,890	$214,183	$293,775	$13,091	$559,498

Other Debt
Icolo loans	11.650%	11.650%	—	—	$5,547	$4,328	—	—	$9,875
Total Other Debt	11.650%	11.650%	—	—	$5,547	$4,328	—	—	$9,875

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	10.105%	10.105%	—	—	$65,354	—	—	—	$65,354
Unamortized discounts	—	—	—	—	—	—	—	—	(3,754)
Total Redeemable Preferred Shares	10.105%	10.105%	—	—	$65,354	—	—	—	$61,600

Total unhedged variable rate debt	—	—	—	—	$305,354	$2,239,191	$30,170	$5,005	$2,579,720
Total fixed rate / hedged variable rate debt	—	—	$980,936	$1,641,321	2,058,956	1,396,780	2,365,555	6,514,385	14,957,932
Total Debt	3.148%	2.894%	$980,936	$1,641,321	$2,364,310	$3,635,971	$2,395,725	$6,519,390	$17,537,653

Weighted Average Interest Rate			2.668%	2.610%	3.493%	3.737%	4.115%	1.863%	2.894%

Summary

Weighted Average Term to Initial Maturity									4.1 Years

Weighted Average Maturity (assuming exercise of extension options)									4.3 Years

Global Unsecured Revolving Credit Facilities Detail As of December 31, 2023

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,930,986	$2,007,238	$1,830,914

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $92.8 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2023

	As of December 31, 2023

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	45%	37%	Less than 60% (5)	39%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	227%	251%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.50x	4.5x	4.5x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.4x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	41%
Unencumbered assets debt service coverage ratio (8)		N/A	N/A	Greater than 1.50x	5.2x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2023

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-23	31-Dec-22	% Change	30-Sep-23	% Change	31-Dec-23	31-Dec-22	% Change
Rental revenues	$650,450	$607,181	7.1%	$648,137	0.4%	$2,568,225	$2,369,161	8.4%
Tenant reimbursements - Utilities	250,387	188,607	32.8%	267,258	(6.3%)	1,023,387	743,015	37.7%
Tenant reimbursements - Other	36,497	30,807	18.5%	44,788	(18.5%)	135,956	125,395	8.4%
Interconnection & other	87,952	80,042	9.9%	87,563	0.4%	345,225	322,000	7.2%
Total Revenue	$1,025,285	$906,637	13.1%	$1,047,746	(2.1%)	$4,072,793	$3,559,571	14.4%

Utilities	$281,194	$213,169	31.9%	$312,322	(10.0%)	$1,146,241	$825,570	38.8%
Rental property operating	171,282	159,831	7.2%	157,269	8.9%	646,670	599,761	7.8%
Property taxes	29,370	28,741	2.2%	46,124	(36.3%)	131,945	121,871	8.3%
Insurance	3,477	3,642	(4.5%)	3,795	(8.4%)	14,731	13,999	5.2%
Total Expenses	$485,323	$405,383	19.7%	$519,509	(6.6%)	$1,939,586	$1,561,202	24.2%

Net Operating Income (2)	$539,962	$501,255	7.7%	$528,237	2.2%	$2,133,206	$1,998,369	6.7%
Less:
Stabilized straight-line rent	$1,019	$10,585	(90.4%)	($5,188)	(119.6%)	($17,037)	($3,420)	398.2%
Above- and below-market rent	855	1,207	(29.2%)	1,043	(18.0%)	4,206	5,090	(17.4%)
Cash Net Operating Income (3)	$538,088	$489,462	9.9%	$532,381	1.1%	$2,146,037	$1,996,699	7.5%

Stabilized Portfolio occupancy at period end (4)	82.7%	83.3%	(0.6%)	82.7%	0.1%	82.7%	83.3%	(0.6%)

(1)	Represents buildings owned as of December 31, 2021 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 33.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 33.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End December 31, 2023	Fourth Quarter 2023

	0-1 MW		> 1 MW (3)		Other (4)		Total
Leasing Activity - New (1) (2)	4Q23	LTM	4Q23	LTM	4Q23	LTM	4Q23	LTM

Annualized GAAP Rent (in thousands)	$39,482	$151,730	$56,642	$249,815	$477	$5,486	$96,601	$407,031

Kilowatt leased	13,679	48,122	32,611	150,176	—	—	46,289	198,298
NRSF (in thousands)	171	616	400	1,614	11	90	582	2,320

Weighted Average Lease Term (years)	5.4	4.3	13.2	13.0	5.1	6.0	10.8	10.4

Initial stabilized cash rent per Kilowatt	$241	$242	$128	$122	—	—	$162	$151
GAAP rent per Kilowatt	$241	$263	$145	$139	—	—	$173	$169
Leasing cost per Kilowatt	$20	$26	—	$8	—	—	$6	$12

Net Effective Economics by Kilowatt (5)

Base rent by Kilowatt	$244	$265	$148	$141	—	—	$176	$171
Rental concessions by Kilowatt	$4	$2	$3	$2	—	—	$3	$2
Estimated operating expense by Kilowatt	$70	$76	$41	$35	—	—	$49	$45

Net rent per Kilowatt	$171	$187	$104	$103	—	—	$124	$124

Tenant improvements by Kilowatt	—	—	—	$1	—	—	—	$1
Leasing commissions by Kilowatt	$6	$10	—	—	—	—	$2	$2

Net effective rent per Kilowatt	$165	$176	$104	$103	—	—	$122	$121

Initial stabilized cash rent per NRSF	$232	$227	$126	$136	$42	$58	$155	$158
GAAP rent per NRSF	$231	$246	$142	$155	$44	$61	$166	$175
Leasing cost per NRSF	$19	$25	—	$9	$3	$137	$6	$18

Net Effective Economics by NRSF (5)

Base rent by NRSF	$235	$248	$144	$157	$44	$64	$169	$178
Rental concessions by NRSF	$4	$2	$3	$2	—	$3	$3	$2
Estimated operating expense by NRSF	$67	$69	$40	$44	$8	$9	$47	$49

Net rent per NRSF	$164	$177	$102	$111	$36	$52	$119	$126

Tenant improvements by NRSF	—	—	—	$1	—	$13	—	$1
Leasing commissions by NRSF	$5	$9	—	—	$1	$2	$2	$3

Net effective rent per NRSF	$158	$168	$102	$110	$35	$37	$117	$122

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	>1 MW Base Rent for the LTM includes the net uplift related to an eight-megawatt lease replacement which resulted in an increased rate for the same capacity. GAAP Base Rent for the LTM per Square Foot and per Kilowatt metrics reflect the incremental additional Base Rent with no incremental capacity added.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended December 31, 2023	Fourth Quarter 2023

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	4Q23	LTM	4Q23	LTM	4Q23	LTM	4Q23	LTM

Leases renewed (Kilowatt)	33,123	143,694	40,230	103,015	—	—	73,352	246,709
Leases renewed (NRSF in thousands)	469	2,017	506	1,299	65	459	1,040	3,775
Leasing cost per Kilowatt	$3	$1	$3	$3	—	—	$3	$2
Leasing cost per NRSF	$2	$1	$3	$2	$4	$6	$3	$2

Weighted Term (years)	1.6	1.6	3.7	4.5	5.3	5.1	2.8	3.0

Cash Rent

Expiring cash rent per Kilowatt	$311	$285	$139	$144	—	—	$217	$226
Renewed cash rent per Kilowatt	$329	$299	$157	$158	—	—	$235	$240

% Change Cash Rent Per Kilowatt	5.9%	4.9%	12.8%	9.2%	—	—	8.3%	6.0%

Expiring cash rent per NRSF	$264	$244	$132	$137	$45	$32	$186	$181
Renewed cash rent per NRSF	$279	$256	$149	$150	$47	$46	$202	$194

% Change Cash Rent Per NRSF	5.9%	4.9%	12.8%	9.2%	4.4%	43.4%	8.2%	6.8%

GAAP Rent

Expiring GAAP rent per Kilowatt	$310	$283	$130	$132	—	—	$211	$220
Renewed GAAP rent per Kilowatt	$327	$299	$156	$160	—	—	$234	$241

% Change GAAP Rent Per Kilowatt	5.6%	5.7%	20.0%	21.0%	—	—	10.5%	9.5%

Expiring GAAP rent per NRSF	$262	$242	$124	$126	$42	$31	$182	$176
Renewed GAAP rent per NRSF	$277	$256	$149	$152	$50	$48	$201	$195

% Change GAAP Rent Per NRSF	5.6%	5.7%	20.0%	21.0%	18.6%	55.5%	10.6%	10.5%

Retention ratio (5)	74.8%	82.8%	93.6%	74.9%	91.5%	47.1%	83.9%	73.3%

Churn (6)	1.8%	6.3%	0.3%	3.2%	0.2%	6.7%	1.0%	4.8%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per KW data)	Fourth Quarter 2023

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,854	—	—	—	—	—	—	—	—
Month to Month (3)	195	$49,254	1.4%	$253	$254	$49,540	10,498	$391	$393
2024	2,435	729,797	21.3%	300	300	730,713	173,152	351	352
2025	741	180,146	5.3%	243	250	185,467	51,752	290	299
2026	527	130,670	3.8%	248	260	136,826	39,385	276	290
2027	471	82,856	2.4%	176	184	86,710	33,939	203	213
2028	307	45,846	1.3%	149	165	50,792	19,024	201	222
2029	114	13,270	0.4%	116	133	15,194	7,339	151	173
2030	67	22,478	0.7%	337	348	23,242	5,654	331	343
2031	57	10,448	0.3%	183	208	11,901	3,014	289	329
2032	51	5,133	0.1%	100	113	5,773	1,707	251	282
2033	32	9,098	0.3%	289	362	11,414	2,809	270	339
Thereafter	11	1,718	0.1%	150	150	1,718	471	304	304

Total / Wtd. Avg.	7,861	$1,280,715	37.4%	$256	$261	$1,309,290	348,742	$306	$313

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,881	—	—	—	—	—	—	—	—
Month to Month (3)	242	$33,969	1.0%	$140	$140	$33,969	19,873	$142	$142
2024	1,208	189,463	5.5%	157	158	190,529	113,209	139	140
2025	1,855	273,158	8.0%	147	151	279,549	164,345	139	142
2026	1,814	258,110	7.5%	142	150	271,959	165,449	130	137
2027	1,557	224,297	6.6%	144	154	239,312	150,420	124	133
2028	949	123,373	3.6%	130	140	133,271	91,833	112	121
2029	1,046	136,556	4.0%	130	144	150,589	126,310	90	99
2030	1,114	153,620	4.5%	138	150	166,811	121,149	106	115
2031	1,157	139,248	4.1%	120	133	154,116	112,390	103	114
2032	787	97,718	2.9%	124	144	113,549	84,100	97	113
2033	436	66,453	1.9%	152	179	77,931	44,690	124	145
Thereafter	1,565	178,840	5.2%	114	134	209,136	146,352	102	119

Total / Wtd. Avg.	15,611	$1,874,806	54.8%	$137	$147	$2,020,719	1,340,120	$117	$126

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,689	—	—	—	—	—	—	—	—
Month to Month (3)	82	$2,965	0.1%	$36	$36	$2,967	—	—	—
2024	548	20,816	0.6%	38	38	20,862	—	—	—
2025	668	29,696	0.9%	44	46	30,498	—	—	—
2026	734	26,060	0.8%	36	38	27,615	—	—	—
2027	370	16,139	0.5%	44	47	17,524	—	—	—
2028	509	18,572	0.5%	36	40	20,445	—	—	—
2029	666	30,941	0.9%	46	53	34,997	—	—	—
2030	774	48,161	1.4%	62	73	56,243	—	—	—
2031	67	1,998	0.1%	30	39	2,614	—	—	—
2032	107	6,327	0.2%	59	68	7,230	—	—	—
2033	147	5,315	0.2%	36	44	6,420	—	—	—
Thereafter	2,837	60,182	1.8%	21	27	77,534	—	—	—

Total / Wtd. Avg.	9,198	$267,172	7.8%	$36	$41	$304,948	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	6,424	—	—	—	—	—	—	—	—
Month to Month (3)	519	$86,188	2.5%	$166	$167	$86,476	—	—	—
2024	4,191	940,076	27.5%	224	225	942,104	—	—	—
2025	3,264	483,000	14.1%	148	152	495,513	—	—	—
2026	3,074	414,840	12.1%	135	142	436,400	—	—	—
2027	2,398	323,292	9.4%	135	143	343,545	—	—	—
2028	1,765	187,792	5.5%	106	116	204,508	—	—	—
2029	1,827	180,767	5.3%	99	110	200,780	—	—	—
2030	1,954	224,259	6.6%	115	126	246,295	—	—	—
2031	1,282	151,694	4.4%	118	132	168,630	—	—	—
2032	945	109,178	3.2%	116	134	126,552	—	—	—
2033	614	80,866	2.4%	132	156	95,764	—	—	—
Thereafter	4,413	240,740	7.0%	55	65	288,388	—	—	—

Total / Wtd. Avg.	32,670	$3,422,692	100.0%	$130	$138	$3,634,956	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2023, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2023

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	71	$418,935	10.9%	8.2
2	Social Content Platform	25	212,198	5.5%	4.7
3	Oracle Corporation	38	164,487	4.3%	6.4
4	Global Cloud Provider	60	156,892	4.1%	5.0
5	IBM	34	129,569	3.4%	2.3
6	Equinix	16	93,346	2.4%	5.9
7	LinkedIn Corporation	7	81,438	2.1%	1.2
8	Fortune 25 Investment Grade-Rated Company	29	76,737	2.0%	2.8
9	Fortune 25 Tech Company	53	69,304	1.8%	3.6
10	Social Media Platform	8	62,117	1.6%	7.3
11	Fortune 500 SaaS Provider	13	61,889	1.6%	2.9
12	Meta Platforms, Inc.	48	60,873	1.6%	3.8
13	Lumen Technologies, Inc.	123	49,804	1.3%	9.2
14	Cyxtera (2)	11	49,361	1.3%	7.0
15	AT&T	75	42,096	1.1%	2.8
16	Comcast Corporation	41	40,436	1.1%	4.1
17	JPMorgan Chase & Co.	16	39,629	1.0%	3.5
18	Rackspace	24	38,061	1.0%	9.5
19	Verizon	89	34,103	0.9%	11.1
20	Zayo	115	33,781	0.9%	2.2
	Total / Weighted Average		$1,915,056	49.9%	5.9

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of December 31, 2023, multiplied by 12.
(2)	Following the completion of the previously announced transactions in January 2024, Cyxtera ceased to be a top 20 customer.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2023

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Dec-23	30-Sep-23	IT Load (6)	Count
North America

Northern Virginia	5,043	1,545	265	$499,907	88.8%	91.4%	438.5	19
Chicago	2,672	—	113	258,245	91.2%	91.0%	99.3	8
Dallas	3,065	327	77	202,426	83.6%	83.2%	111.2	21
New York	1,722	158	107	199,602	71.4%	71.8%	54.0	12
Silicon Valley	1,524	—	131	169,825	90.5%	91.9%	94.6	14
Portland	863	291	—	106,343	99.9%	98.1%	90.5	3
Phoenix	796	—	—	72,149	71.0%	70.6%	42.5	2
San Francisco	844	—	—	62,191	64.3%	64.8%	31.5	4
Atlanta	557	20	314	59,625	96.5%	95.6%	9.1	4
Toronto	509	218	—	49,909	87.0%	92.8%	47.8	2
Seattle	399	—	—	42,425	77.8%	78.7%	19.5	1
Los Angeles	591	31	—	42,059	85.4%	81.3%	16.2	2
Boston	437	—	51	18,158	42.1%	42.0%	19.0	3
Houston	393	—	14	15,632	63.9%	58.7%	13.0	6
Miami	226	—	—	9,271	85.5%	85.2%	1.3	2
Austin	86	—	—	7,585	56.3%	56.1%	4.3	1
Charlotte	95	—	—	5,646	90.7%	90.5%	1.5	3
North America Total/Weighted Average	19,821	2,590	1,071	$1,821,000	83.8%	84.3%	1,093.8	107

EMEA

Frankfurt	2,134	1,590	—	$261,738	87.1%	86.8%	139.2	29
London	1,383	—	77	214,049	56.5%	60.4%	95.8	15
Amsterdam	1,259	222	92	176,173	83.2%	82.6%	116.3	12
Johannesburg	1,103	1,105	—	110,189	71.1%	76.0%	57.2	5
Paris	1,042	656	—	109,891	71.9%	73.4%	85.5	13
Marseille	520	—	38	68,401	76.8%	77.7%	45.4	4
Dublin	553	—	—	60,156	76.0%	83.9%	39.3	9
Zurich	430	166	—	59,115	79.5%	77.9%	29.0	3
Vienna	356	133	—	51,964	84.0%	82.7%	25.6	3
Madrid	304	105	—	43,524	76.3%	71.4%	16.8	4
Cape Town	326	402	—	36,058	74.6%	92.1%	21.1	2
Brussels	258	80	—	35,643	66.8%	72.7%	14.7	3
Stockholm	190	108	—	22,263	70.0%	70.2%	16.8	6
Copenhagen	226	—	99	21,352	66.6%	63.9%	12.9	3
Dusseldorf	142	71	—	19,766	58.7%	58.4%	11.0	3
Athens	55	159	—	9,901	92.8%	86.2%	2.2	4
Durban	45	—	—	5,845	84.4%	80.6%	1.1	1
Mombasa	35	—	23	3,633	17.3%	18.4%	3.5	2
Zagreb	22	—	13	2,822	85.7%	82.9%	0.9	1
Nairobi	16	75	—	2,672	61.9%	77.8%	0.5	1
Maputo	3	—	—	487	41.6%	51.4%	0.2	1
EMEA Total/Weighted Average	10,402	4,872	342	$1,315,645	75.2%	77.0%	734.9	124

Asia Pacific

Singapore	883	7	—	$206,819	93.8%	95.8%	84.3	3
Sydney	361	—	88	32,746	92.2%	91.9%	22.8	4
Melbourne	147	—	—	14,908	62.3%	62.3%	9.6	2
Seoul	162	—	—	1,794	7.6%	5.1%	12.0	1
Hong Kong	99	66	120	494	2.2%	2.2%	7.5	1
Asia Pacific Total/Weighted Average	1,652	73	207	$256,761	76.7%	77.4%	136.1	11

Non-Data Center Properties	329	—	264	—	—	—	—	—

Consolidated Portfolio Total/Weighted Average	32,203	7,535	1,884	$3,393,406	79.8%	80.8%	1,964.8	242

Held For Sale (7)	684	—	23	$27,532	94.2%	94.3%	1.7	4

Unconsolidated Joint Ventures

Northern Virginia	2,418	364	—	$214,171	97.9%	97.9%	193.7	12
Chicago	790	—	—	75,913	91.3%	92.0%	63.4	2
Silicon Valley	142	—	—	18,229	100.0%	100.0%	10.9	2
Hong Kong	186	—	—	15,031	59.1%	66.2%	11.0	1
Toronto	104	—	—	12,977	55.8%	56.3%	6.8	1
Los Angeles	197	—	—	5,325	100.0%	100.0%	—	2
Lagos	4	—	—	646	100.0%	100.0%	0.2	1
Abuja	1	—	—	69	73.0%	73.0%	0.1	1
Managed Unconsolidated Portfolio Total/Weighted Average	3,843	364	—	$342,362	93.7%	94.3%	285.9	22

Managed Portfolio Total/Weighted Average	36,047	7,899	1,884	$3,735,768	81.3%	82.2%	2,250.8	264

Digital Realty Share Total/Weighted Average (8)	32,670	7,077	1,884	$3,422,692	80.3%	82.6%	2,006.6	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,366	124	1,198	$175,038	91.8%	91.1%	115.6	25
Tokyo	1,272	267	—	80,689	76.2%	75.9%	57.4	4
Osaka	522	62	196	68,658	81.4%	91.3%	45.9	4
Queretaro	105	—	583	17,191	100.0%	100.0%	8.0	3
Santiago	119	118	71	13,952	90.1%	90.1%	10.2	3
Rio De Janeiro	112	—	—	11,399	100.0%	100.0%	8.0	2
Fortaleza	94	—	—	8,818	87.0%	87.0%	6.2	1
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,641	571	2,246	$383,514	85.3%	86.1%	260.3	45

Portfolio Total/Weighted Average	39,688	8,470	4,130	$4,119,282	81.7%	82.6%	2,511.0	309

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 25).
(3)	Space held for development includes space held for future Data Center development and excludes space under active development (see page 28).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2023, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Held for Sale represents the assets being sold in the announced Cyxtera transaction which closed in January 2024.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2023

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Northern Virginia (5)	5	1,170	$198,888	$220,824	$419,713	6	448	59,200	$164,339	$359,672	$524,011	5.4%	4Q24		6	1,617	$363,227	$580,496	$943,723
Dallas	2	164	67,107	37,731	104,838	2	164	16,000	160,447	144,393	304,839	100.0%	3Q24		2	327	227,554	182,124	409,677
Portland	—	—	—	—	—	1	282	32,000	212,613	157,904	370,518	100.0%	2Q24		1	282	212,613	157,904	370,518
New York	—	—	—	—	—	3	158	10,800	96,927	87,283	184,211	66.7%	2Q24		3	158	96,927	87,283	184,211
Toronto	—	—	—	—	—	1	218	8,000	40,658	53,527	94,185	100.0%	3Q24		1	218	40,658	53,527	94,185
Other	—	—	—	—	—	2	31	3,200	24,385	45,560	69,945	—	4Q24		2	31	24,385	45,560	69,945
North America	7	1,333	$265,995	$258,555	$524,550	15	1,300	129,200	$699,369	$848,339	$1,547,708	51.4%		10.2%	15	2,634	$965,364	$1,106,894	$2,072,259

Frankfurt	4	927	$249,492	$73,997	$323,488	3	663	61,360	$651,678	$475,358	$1,127,035	59.0%	1Q25		7	1,590	$901,170	$549,354	$1,450,524
Paris	1	62	35,228	4,899	40,127	3	593	58,400	475,366	357,469	832,835	46.2%	4Q24		3	656	510,594	362,368	872,962
Amsterdam	1	111	38,817	55,355	94,172	1	111	13,500	50,949	183,706	234,655	—	1Q26		1	222	89,766	239,061	328,827
Zurich	—	—	—	—	—	1	166	13,468	155,460	127,215	282,675	52.1%	1Q25		1	166	155,460	127,215	282,675
Athens	—	—	—	—	—	2	159	13,600	81,827	83,864	165,691	36.7%	3Q24		2	159	81,827	83,864	165,691
Other	8	1,114	145,281	143,243	288,524	7	965	68,840	214,415	336,346	550,762	68.2%	1Q24-3Q25		9	2,079	359,696	479,589	839,285
EMEA	14	2,214	$468,817	$277,494	$746,311	17	2,657	229,168	$1,629,695	$1,563,958	$3,193,653	53.3%		10.3%	23	4,872	$2,098,512	$1,841,452	$3,939,964

Other	—	—	—	—	—	2	73	7,000	$22,028	$57,881	$79,910	100.0%	2Q24		2	73	$22,028	$57,881	$79,910
Asia Pacific	—	—	—	—	—	2	73	7,000	$22,028	$57,881	$79,910	100.0%		9.5%	2	73	$22,028	$57,881	$79,910

Total	21	3,548	$734,812	$536,049	$1,270,861	34	4,030	365,368	$2,351,092	$2,470,178	$4,821,271	53.5%		10.3%	40	7,578	$3,085,905	$3,006,227	$6,092,132

(1)	Represents costs incurred through December 31, 2023.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget, or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes Digital Realty’s 20% interest in two development projects, located in Northern Virginia, contributed to a joint venture with Realty Income on November 10, 2023.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars (except per square foot data) and Square Feet in Thousands	Fourth Quarter 2023

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6) (7)	Investment (8)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	15.1	$118,197	—	$118,197
Development Construction in Progress
Land - Current Development (1)	N/A	728.0	$1,194,646	—	$1,194,646
Space Held for Development (1)	1,907	N/A	325,638	—	325,638	$171
Base Building Construction (2)	3,548	N/A	734,812	$536,049	1,270,861	358
Data Center Construction	4,030	N/A	2,351,092	2,470,178	4,821,271	1,196
Equipment Pool & Other Inventory (3)	N/A	N/A	203,821	—	203,821
Campus, Tenant Improvements & Other (4)	N/A	N/A	211,187	130,260	341,447
Total Development Construction in Progress	9,485	728.0	$5,021,197	$3,136,487	$8,157,684

Enhancement & Other			$21,055	$10,039	$31,094
Recurring			16,889	42,084	58,973
Total Construction in Progress		743.2	$5,177,338	$3,188,610	$8,365,948

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of December 31, 2023, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $3.1 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through December 31, 2023. Includes costs incurred on consolidated entities and $57.5 million classified as Investments in Unconsolidated Joint Ventures in our Consolidated Balance Sheet representing Digital Realty’s 20% interest in two development projects contributed to a joint venture with Realty Income on November 10, 2023.
(7)	Includes $328.5 million classified as Assets Held for Sale in our Consolidated Balance Sheet related to two development projects that were contributed to a joint venture with Blackstone on January 11, 2024.
(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget, or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2023

	Three Months Ended					Twelve Months Ended
	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-23	31-Dec-22

Non-Recurring Capital Expenditures (1)

Development (2)	$845,315	$953,267	$523,406	$644,910	$730,341	$2,966,898	$2,210,790

Enhancements and Other Non-Recurring	10,113	1,317	1,479	2,796	2,023	15,705	12,291

Total Non-Recurring Capital Expenditures	$855,428	$954,584	$524,885	$647,706	$732,364	$2,982,603	$2,223,081

Recurring Capital Expenditures (3)	$142,808	$90,251	$53,498	$40,465	$109,999	$327,022	$266,466

Total Direct Capital Expenditures	$998,236	$1,044,835	$578,383	$688,171	$842,363	$3,309,625	$2,489,547

Indirect Capital Expenditures

Capitalized Interest	$33,032	$29,130	$27,883	$26,771	$24,581	$116,816	$70,767

Capitalized Overhead	27,867	23,837	23,717	23,735	22,632	99,156	86,145

Total Indirect Capital Expenditures	$60,899	$52,967	$51,600	$50,506	$47,213	$215,972	$156,912

Total Improvements to and Advances for Investment in Real Estate	$1,059,136	$1,097,802	$629,983	$738,677	$889,576	$3,525,597	$2,646,459

Consolidated Portfolio Net Rentable Square Feet (4)	32,670	32,603	33,858	33,511	32,905	32,670	32,905

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on development projects during the quarter. The total includes 100% of spending on two data center projects prior to their contribution to a joint venture with Realty Income in November 2023. Development capex excludes any spending that took place subsequent to the contribution to the JV, as the projects were unconsolidated.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2023

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	314	$25,731
Boston	—	—	—	—	1	51	23,623
Chicago	1	1.4	—	$28,905	6	377	44,814
Dallas	2	60.4	—	48,785	3	77	10,150
Houston	—	—	—	—	1	14	2,726
New York	1	21.5	—	48,527	4	130	17,050
Northern Virginia	4	462.5	—	506,569	7	265	2,128
Silicon Valley	1	13.0	—	79,154	1	131	14,499
North America	9	558.8	—	$711,941	24	1,357	$140,720

Amsterdam	1	3.6	—	$10,574	2	92	$34,884
Athens	1	2.7	—	9,712	—	—	—
Barcelona	1	2.4	—	19,937	—	—	—
Copenhagen	—	—	—	—	1	99	47,506
Crete	1	1.2	—	6,211	—	—	—
Dublin	2	5.0	—	18,040	—	—	—
Frankfurt	2	26.6	—	272,387	—	—	—
Johannesburg	1	3.6	—	4,693	—	—	—
London	1	6.7	$16,353	—	2	77	29,936
Madrid	1	1.8	19,530	—	—	—	—
Marseille	1	2.7	—	3,797	1	38	—
Maputo	1	1.2	—	2,835	—	—	—
Mombasa	1	1.0	660	—	1	23	1,540
Nairobi	1	2.2	1,173	—	—	—	—
Paris	2	47.8	—	60,217	—	—	—
Rome	1	55.1	—	27,000	—	—	—
Zagreb	1	6.5	—	3,353	1	13	1,257
Zurich	1	2.6	—	35,111	—	—	—
EMEA	20	172.8	$37,716	$473,867	8	342	$115,123

Hong Kong	—	—	—	—	1	120	$25,697
Melbourne	1	4.1	$4,106	—	—	—	—
Osaka	1	2.5	—	$8,839	—	—	—
Seoul	1	4.9	76,375	—	—	—	—
Sydney	—	—	—	—	1	88	44,097
Asia Pacific	3	11.5	$80,481	$8,839	2	207	$69,794

Consolidated Portfolio (3)	32	743.2	$118,197	$1,194,646	34	1,907	$325,638

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through December 31, 2023. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
(3)	Consolidated portfolio does not include managed and non-managed unconsolidated joint ventures.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2023

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
ATH5	Land	Athens, Greece	10/16/2023	$6,419	NA	—	—	—	—
Total	—	—	—	$6,419	—	—	—	—	—

Closed Dispositions:

Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
—	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

Closed Joint Venture Contributions:

					Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Realty Income JV (5)	Northern Virginia	11/13/2023	$249,717	6.9%	—	—	—	—
Total	—	—	$249,717	6.9%	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices converted to USD based on FX rate as of 12/31/23.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Realty Income invested approximately $200 million to acquire an 80% equity interest while Digital Realty maintains a 20% interest in the joint venture for the development of two build-to-suit hyperscale data centers in Northern Virginia.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2023

Summary Balance Sheet -	As of December 31, 2023
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$5,108,668	$1,752,397	$31,839	$1,422,798	$8,315,702
Accumulated depreciation & amortization	(669,746)	(220,393)	—	(74,774)	(964,914)
Net Book Value of Operating Real Estate	$4,438,923	$1,532,003	$31,839	$1,348,024	$7,350,789
Cash	243,999	361,294	314	14,464	620,070
Other assets	1,944,599	203,818	48,372	179,844	2,376,633
Total Assets	$6,627,520	$2,097,115	$80,525	$1,542,331	$10,347,492

Debt	2,605,826	698,427	—	556,692	3,860,946
Other liabilities	499,300	182,544	83,819	34,778	800,442
Equity / (deficit)	3,522,394	1,216,144	(3,294)	950,861	5,686,104
Total Liabilities and Equity	$6,627,520	$2,097,115	$80,525	$1,542,331	$10,347,492

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$948,807	$349,214	—	$236,724	$1,534,744

Summary Statement of Operations -	Three Months Ended December 31, 2023
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$191,673	$61,562	$446	$35,932	$289,613
Operating expenses	(87,253)	(30,594)	(165)	(10,816)	(128,828)
Net Operating Income (NOI)	$104,420	$30,968	$280	$25,116	$160,786

Straight-line rent	(1,993)	300	—	552	(1,140)
Above and below market rent	1,783	—	—	(6,441)	(4,658)
Cash Net Operating Income (NOI)	$104,211	$31,268	$280	$19,227	$154,987

Interest expense	($79,450)	($1,116)	($1,850)	($7,036)	($89,452)
Depreciation & amortization	(105,714)	(15,721)	—	(51,803)	(173,238)
Other income / (expense)	(14,985)	(1,549)	(896)	1,517	(15,913)
FX remeasurement on USD debt	40,206	—	—	(6,499)	33,707
Total Non-Operating Expenses	($159,943)	($18,386)	($2,746)	($63,821)	($244,896)

Net Income / (Loss)	($55,523)	$12,582	($2,466)	($38,704)	($84,110)

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$35,933	$15,484	$168	$10,680	$62,266

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$36,371	$15,634	$168	$8,176	$60,349

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($18,162)	$6,291	($1,321)	($16,762)	($29,955)

Digital Realty's Pro Rata Share of Core FFO (5)	$4,211	$15,767	($1,321)	$8,708	$27,365

Digital Realty's Fee Income from Joint Ventures	$6,395	$569	—	$4,008	$10,971

(1)	Includes Ascenty, Clise, Colovore, GI Partners, Mapletree, Menlo, Realty Income, TPG Real Estate, and Walsh.
(2)	Includes Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Medallion and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 32.

Note: Digital Realty’s ownership percentages in the joint ventures vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2023

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22

Net Income / (Loss) Available to Common Stockholders	$18,122	$723,440	$108,003	$58,547	($6,093)
Interest	113,638	110,767	111,116	102,220	86,882
Income tax expense (benefit)	20,724	17,228	16,173	21,454	(17,676)
Depreciation & amortization	420,475	420,613	432,573	421,198	430,130
EBITDA	$572,958	$1,272,048	$667,866	$603,420	$493,243
Unconsolidated JV real estate related depreciation & amortization	64,833	43,214	35,386	33,719	33,927
Unconsolidated JV interest expense and tax expense	42,140	27,000	32,105	18,556	53,481
Severance, equity acceleration and legal expenses	7,565	2,682	3,652	4,155	15,980
Transaction and integration expenses	40,226	14,465	17,764	12,267	17,350
(Gain) / loss on sale of investments	103	(810,688)	(89,946)	—	6
Provision for impairment	5,363	113,000	—	—	3,000
Other non-core adjustments, net	(35,439)	1,719	22,132	(14,604)	15,127
Non-controlling interests	(8,419)	12,320	(2,538)	111	(3,326)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$699,509	$685,943	$696,604	$667,804	$638,969

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.

	Three Months Ended
Financial Ratios	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22

Total GAAP interest expense	$113,638	$110,767	$111,116	$102,220	$86,882
Capitalized interest	33,032	29,130	27,883	26,771	24,581
Change in accrued interest and other non-cash amounts	(66,013)	44,183	(60,612)	38,137	(67,909)
Cash Interest Expense (2)	$80,657	$184,081	$78,387	$167,128	$43,554

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (3)	$156,851	$150,079	$149,181	$139,172	$121,645

Coverage
Interest coverage ratio (4)	4.0x	4.3x	4.5x	4.7x	5.3x
Cash interest coverage ratio (5)	6.4x	3.4x	7.4x	3.7x	11.9x
Fixed charge coverage ratio (6)	3.8x	4.1x	4.2x	4.4x	4.9x
Cash fixed charge coverage ratio (7)	5.8x	3.2x	6.6x	3.5x	10.0x

Leverage
Debt to total enterprise value (8)(9)	28.6%	30.6%	33.3%	37.3%	35.2%
Debt-plus-preferred-stock-to-total-enterprise-value (9)(10)	29.8%	32.0%	34.7%	38.9%	36.8%
Pre-tax income to interest expense (11)	1.2x	7.7x	2.0x	1.7x	1.0x
Net Debt-to-Adjusted EBITDA (12)	6.2x	6.3x	6.8x	7.1x	6.9x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Total debt divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2023

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding (i) gains (or losses) from real estate transactions, (ii) provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), (iii) unconsolidated JV real estate related depreciation & amortization, (iv) non-controlling interests in operating partnership, (v) depreciation related to non-controlling interests and (vi) after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (vii) non-controlling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2023

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2021 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2022-2023, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended December 31, 2023, GAAP interest expense was $114 million, capitalized interest was $33 million and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Twelve Months Ended
(in thousands)	31-Dec-23	30-Sep-23	31-Dec-22	31-Dec-23	31-Dec-22

Operating income	$134,035	$58,231	$120,981	$524,461	$589,969

Fee income	(14,330)	(7,819)	(7,508)	(44,926)	(24,506)
Other income	(144)	—	(168)	(1,963)	(4,645)
Depreciation and amortization	420,475	420,613	430,130	1,694,859	1,577,933
General and administrative	109,235	108,039	104,452	431,004	398,669
Severance, equity acceleration and legal expenses	7,565	2,682	15,980	18,054	23,498
Transaction expenses	40,226	14,465	17,350	84,722	68,766
Provision for impairment	5,363	113,000	3,000	118,363	3,000
Other expenses	5,580	1,295	3,615	7,529	12,438

Net Operating Income	$708,003	$710,505	$687,831	$2,832,102	$2,645,122

Cash Net Operating Income (Cash NOI)

Net Operating Income	$708,003	$710,505	$687,831	$2,832,102	$2,645,122

Straight-line rental revenue	(22,085)	(14,185)	(32,226)	(40,480)	(69,998)
Straight-line rental expense	(4,745)	1,632	(680)	(2,901)	2,857
Above- and below-market rent amortization	(856)	(1,127)	(762)	(4,404)	(696)

Cash Net Operating Income	$680,317	$696,826	$654,164	$2,784,317	$2,577,283

Constant Currency CFFO Reconciliation	Three Months Ended			Twelve Months Ended
(in thousands, except per share data)	31-Dec-23	30-Sep-23	31-Dec-22	31-Dec-23	31-Dec-22

Core FFO (1)	$508,417		$487,638	$2,009,820	$1,959,444
Core FFO impact of holding '22 Exchange Rates Constant (2)	(3,781)		—	(3,964)	—

Constant Currency Core FFO	$504,636		$487,638	$2,005,856	$1,959,444
Weighted-average shares and units outstanding - diluted	312,356		295,519	305,138	292,528
Constant Currency CFFO Per Share	$1.62		$1.65	$6.57	$6.70

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2023 constant with average currency translation rates that were applicable to the same periods in 2022.

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2023

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2024 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs, or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers, and business partners during a pandemic, such as COVID-19;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2022, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.